FIRST AMENDMENT
TO
EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

This first amendment (“Amendment”) to the Executive Supplemental Compensation Agreement (“Agreement”) dated September 15, 2005 is made and entered into this 16th day of August, 2007, by and between Nevada Security Bank, a Nevada state banking corporation (the “Employer”), and John Donovan, an individual residing in the State of Nevada (hereinafter referred to as the “Executive”).

RECITALS

WHEREAS, the Executive is an employee of the Employer and is serving as its Executive Vice President and Chief Credit Officer;

WHEREAS, the Employer has provided Executive with certain salary continuation benefits as set forth in the Agreement;

WHEREAS, Employer and Executive desire to amend (i) Section 1.1 of the Agreement to set the Annual Benefit as a fixed amount, rather than an amount determined on the basis of the last 36 months of certain compensation and a benefit level multiplier and to delete the references in the Agreement to “Final Average Annual Compensation” and “Benefit Level” and (ii) Section 1.2 of the Agreement to provide that years of service is from the date of the Executive’s employment with Employer rather than from the Effective Date of the Agreement.

NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree to amend the Agreement as follows:

1. Section 1.1 of the Agreement is amended in the entirety to read as follows:

1.1. Annual Benefit. The term “Annual Benefit” shall mean the annual sum of ninety-two thousand three hundred seventy-eight dollars ($92,378) multiplied by the Applicable Percentage (defined below), which amount shall be reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (eg., FICA, FUTA, SDI).

2. Section 1.2 shall be amended in the entirety to read as follows:

1.2 Applicable Percentage. Unless otherwise defined, The term “Applicable Percentage” shall mean that percentage listed on Schedule “A” attached hereto which is adjacent to the number of complete years (with a “year” being the performance of personal services for or on behalf of the Employer as an employee for a period of 365 days) which have elapsed starting from the Executive’s first date of employment with Employer and ending on the date payments are to first begin under the terms of this Agreement. In the event that Executive’s employment with Employer is terminated other than by reason of disability, Retirement, Early Retirement or voluntary termination on the part of Executive, Executive shall be deemed for purposes of determining the number of complete years to have completed a year of service in its entirety for any partial year of service after the last anniversary date of the Effective Date during which the Executive’s employment is terminated.

3. Section 1.3 and 1.13 of the Agreement shall be deleted.

4. A new Section 5.12 shall be added to the Agreement and to read in the entirety as follows:

5.12 Compliance with Section 409A. This Agreement shall at all times be administered in compliance with the requirements of §409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date.

5. Except as amended hereby, the provisions of the Agreement remain in full force and effect and the enforceability thereof is not affected by this Amendment.

IN WITNESS WHEREOF, the parties to this Amendment have duly executed this Amendment as of the day and year first above written.

NEVADA SECURITY BANK

By:

Ed Allison, Chairman

JOHN DONOVAN

EXHIBIT B
BENEFICIARY DESIGNATION

TO: The Administrator of Nevada Security Bank

Executive Supplemental Compensation Agreement

Pursuant to the provisions of my Executive Supplemental Compensation Agreement, as amended (“Agreement”) with Nevada Security Bank permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

NOTE: To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

In the event the primary beneficiary is not the spouse of the Executive, the spouse of the Executive will need to sign the Spousal Consent below and such signature must be notarized.

Primary Beneficiary:

Name Address Relationship

Secondary (Contingent) Beneficiary:

Name Address Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of the Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement then and in that event, the remaining unpaid benefit payable according to the terms of the Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by the Agreement.

John Donovan

“Executive”

Dated: August 16, 2007

CONSENT OF THE EXECUTIVE’S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:

(to be completed if the Executive’s spouse is not the sole primary beneficiary)

I, Thelma Donovan, being the spouse of John Donovan, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the amendment to the Executive Supplemental Compensation Agreement entered into by my spouse      , 2007. I understand that the above Beneficiary Designation adversely affects my community property interest in the benefits provided for under the terms of the Executive Supplemental Compensation Agreement, as amended. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.

Dated: , 2007	Thelma Donovan, Spouse

State of Nevada

County of

This instrument was acknowledged before me on

(Date)

By

(Name of Person)

Signature of Notary Public

SCHEDULE A

Years of Service Completed	Applicable Percentage
1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10	100%